BC Registry Services
BRITISH COLUMBIA

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 1, 2021 12:01 AM Pacific Time

Incorporation Number: **BC0334777**

Recognition Date: Incorporated on October 14, 1987

NOTICE OF ARTICLES

Name of Company:

ADASTRA HOLDINGS LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
800 885 WEST GEORGIA STREET, VANCOUVER
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 885 WEST GEORGIA STREET, VANCOUVER
VANCOUVER BC V6C 3H1
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
800 885 WEST GEORGIA STREET, VANCOUVER
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 885 WEST GEORGIA STREET, VANCOUVER
VANCOUVER BC V6C 3H1
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Dinsmore, Donald Reed

Mailing Address: **Delivery Address:**

Last Name, First Name, Middle Name:
Routhier, George E.

Mailing Address: **Delivery Address:**

Last Name, First Name, Middle Name:
Morgan, Paul G

Mailing Address: **Delivery Address:**

Last Name, First Name, Middle Name:
Forbes, Michael

Mailing Address: **Delivery Address:**

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached